Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Stockholder

Parsley Energy, Inc.:

We consent to the use of our report dated April 11, 2014 with respect to the balance sheet as of December 31, 2013, included herein, and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

Dallas, TX

April 11, 2014